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                                                                      Exhibit 10


                            STOCK PURCHASE AGREEMENT
                               NO. 000-BDTY-TSP02

This Stock Purchase Agreement (the "Agreement"), dated this 14th day of August, 2000, is entered into between BAD TOYS, INC., a Nevada corporation, and MYCOM GROUP, INC., an Ohio corporation, with a principal address of 602 Main Street, Suite 1200, Cincinnati, Ohio 45202 (the "Seller"), represented by Patricia Massey, Executive Vice President, and TRICORP FINANCIAL, INC., a Delaware corporation (the "Buyer") represented by Charles J. Kerns, Sr. and Alvin Hayes, with a principal address at 222 Lakeview Avenue, Suite 1330, West Palm Beach, Florida 33401.

BAD TOYS, INC. and MYCOM GROUP, INC. represent to Buyer that they are in the process of closing a merger between them, that the surviving corporation will be BAD TOYS, INC. but that it will be renamed MYCOM GROUP, INC.

This Agreement supplants in its entirety any and all earlier Agreements between the parties.

In consideration of the mutual covenants herein contained, and intending to be legally bound thereby, the parties agree as follows:

 1.  PURCHASE STRUCTURE

     a. Subject to the merger being effected between BAD TOYS, INC. and MYCOM GROUP, INC. and to the terms and conditions hereinafter set forth, the Buyer agrees to purchase six million (6,000,000) newly issued shares of BAD TOYS, INC., CUSIP #056485 10 5, with symbol BDTY (the "Stock") for the price of one United States dollar ($1.00) per share for a total price of six million United States dollars ($6,000,000.00 USD). The certificates for these shares will be exchanged for certificates of MYCOM GROUP, INC. as soon as such certificates are available after the merger between BAD TOYS, INC. and MYCOM GROUP, INC.

     b.   Buyer will make payment for the stock in two payments:

          1) The first payment for fifty percent (50%) of the Stock Purchase amount will be made within five (5) business days of the delivery of the Stock; and

          2) The second payment for the other fifty percent (50%) of the Stock Purchase amount will be made within five (5) business days of the date that the registration of the Stock for its resale becomes effective.

          3) The Buyer shall have no other recourse to other assets, guarantees, or assignments of interest of the Seller, i.e., this Stock Purchase Agreement is "non-recourse" as to any assets of the Seller, other entity, or individually beyond the Stock.

        BUYER ___              Page 1 of 4 Pages                    SELLER  JC
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2.   STOCK

     a. All parties understand and agree that the Stock is newly issued and will be subject to a Rule 144 restriction and legend as well as a "hold back" restriction (i.e., until the shares represented by the certificates have been paid for) which is also legended on the share certificate(s). However, it has been represented that there are not other restrictions, whether legended or not, that apply to the Stock.

     b. The Stock may be used by the Buyer in any lawful manner as it so deems desirable for its own business. In this regard, Buyer represents that it is an "accredited investor," as such term is defined in Regulation D of the Securities and Exchange Commission, and that, to the extent that Buyer is acting as an underwriter or a broker in this transaction, any persons that buy the shares from Buyer will be accredited investors and will aver such in writing.

     c. Upon acceptance and verification of the Stock into the Buyer's account and payment having been made therefor, the Buyer shall retain all voting and dividend rights incident to its ownership, including all cash or stock dividends.

3.   GENERAL CONDITIONS AND UNDERSTANDINGS


     a. This Agreement constitutes, and when executed and delivered, will constitute a valid binding agreement of the Buyer and Seller, enforceable in accordance with their respective terms, except such as may be limited by bankruptcy, insolvency, reorganization or other laws affecting the respective entity's rights generally.

     b. The execution and delivery of this Agreement nor the transfer of the Stock by Seller will require any authorization, consents, approval, exemption or other action by, or notice to, any governmental entity except as specifically provided herein.

     c. Seller has no material tax deficiencies, federal, state, foreign, county, local and other, which would or could affect the solvency, financial status of, or otherwise compromise Seller in its ability to transfer the Stock.

     d. To the best of its knowledge, the information supplied in writing by Seller to the Buyer contained no untrue statement of material fact or omits or shall omit a material fact, which would make such statements misleading. All statements and information contained in any certificate, instrument, schedule or document delivered by Seller shall be deemed representations and warranties made by Seller.

     e. If any of the conditions contained in this paragraph shall not have been satisfied (or waived), then Buyer may cancel and terminate this Agreement.

        BUYER ___              Page 2 of 4 Pages                    SELLER  JC
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 4.  AMENDMENT AND WAIVER

     This Agreement may be amended, or the terms hereof waived, only in writing executed by the parties sought to be changed thereby.

 5.  NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand or facsimile transmission or if deposited with a recognized overnight delivery service (with receipt) address as follows:

     If to Buyer at:               222 Lakeview Avenue, Suite 1330
                                   West Palm Beach, Florida 33401
                                   ATT: Charles J. Kerns, Sr./Alvin Hayes

     If to Seller at:              602 Main Street, Suite 1200
                                   Cincinnati, Ohio 45202
                                   ATT: Patricia Massey, Ex. V.P.

     or, at such other address as may hereafter be designated by a party by notice given hereunder.

 6.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Delaware without regard to any provisions for conflicts of law.

 7.  BINDING EFFECT

     This Agreement binds, and shall inure to the benefit of, the parties and their respective successors and assigns.

 8.  COUNTERPARTS AND FACSIMILE SIGNATURES

     This Agreement may be signed in any number of counterparts, each of which shall be deemed an original but together one and the same document. The parties agree that facsimile signatures shall be deemed an original.

 9.  ENTIRE AGREEMENT

     This Stock Purchase Agreement constitutes the entire agreement of the parties with respect to the subject matter hereto and supersedes any prior or contemporaneous understandings or agreements.

10.  TIME OF ESSENCE

     Time is specifically declared to be the of essence in the performance by Seller and Buyer of their respective duties and responsibilities under this Agreement.

        BUYER ___              Page 3 of 4 Pages                    SELLER  JC
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11.  ATTORNEYS' FEE

     If any legal action is brought for the enforcement of any of the provisions in this Agreement, or because of an alleged dispute, breach, default, or misrepresentation, the prevailing party or parties shall be entitled to recover its or their actual attorneys' fees and other costs incurred in the action, and in addition to any other relief that may be granted by the court.

IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties have executed this Agreement as of the day and year first above written.


By the Buyer:                              Witness/Attest:






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Charles J. Kerns, Sr., President           By:




By the Seller:


BAD TOYS, INC.                             Witness/Attest:



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Larry N. Lunan, President                  By:


MYCOM GROUP, INC.                          Witness/Attest:


/s/ Joan Carroll                           P. Massey
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Joan Carroll, President                    By:


CORPORATE SEAL




       BUYER ________           Page 4 of 4 Pages             SELLER JC